Exhibit 99.1

Myers Industries Announces First Quarter 2025 Results

Year-over-year Improvement in Gross Profit, Operating Income and EPS on Flat Sales

Reduced SG&A Showing Early Signs of Progress with “Focused Transformation” Efforts, Driving Improved Financial Performance and Culture of Accountability

Repurchased $1 Million in Shares as Part of $10 Million 2025 Share Repurchase Program

Strategically Positioned to Provide Customers with U.S. Supply Chain Options as more than 90% of Material Handling’s 2025 Revenue is Expected to be Manufactured in the U.S.

Previously Announced CFO Transition Plan

May 1, 2025, Akron, Ohio - Myers Industries Inc. (NYSE: MYE), a leading manufacturer of products that protect the world from the ground up, today announced results for the first quarter ended March 31, 2025.

Myers Industries’ President and CEO Aaron Schapper commented, “We are pleased to report first quarter results of improved profitability on flat sales driven by the contribution of our Signature acquisition and strong performance of our Scepter military products. Further, we reduced our SG&A across the businesses. Our 'Focused Transformation' program, launched earlier this year, is gaining momentum as we foster a culture of accountability and ignite a renewed drive among employees. I have been encouraged by conversations with our teams as we identify opportunities and actions to drive enterprise-wide improvements. During the quarter, we activated our previously announced $10 million 2025 Share Repurchase Program, demonstrating our commitment to return cash to shareholders. Finally, the fact that fifteen of our sixteen manufacturing sites are located within the U.S. enables us to provide our customers with supply chain sourcing optionality and a level of insulation from potential tariff impacts. As we move forward, we remain committed to transforming our organization by building a culture rooted in accountability, continuous improvement, and a profitable growth mindset.”

First Quarter 2025 Financial Summary

	Quarter Ended March 31,
(Dollars in thousands, except per share data)	2025	2024	% Inc (Dec)
Net sales	$206,750	$207,102	(0.2)%
Gross profit	$69,078	$64,269	7.5%
Gross margin	33.4%	31.0%
Operating income	$16,650	$10,879	53.0%
Net income	$6,805	$3,503	94.3%
Net income per diluted share	$0.18	$0.09	100.0%

Adjusted operating income	$18,678	$16,643	12.2%
Adjusted net income	$8,356	$7,923	5.5%
Adjusted earnings per diluted share	$0.22	$0.21	4.8%
Adjusted EBITDA	$28,573	$25,140	13.7%

•
Net sales: Slightly lower as higher demand in Infrastructure and Industrial, particularly military applications, was offset by lower Food & Beverage demand due to cyclicality of seed box demand and lower Automotive Aftermarket demand.
•
Gross profit: Increased due to product sales mix, led by higher sales in Infrastructure due to the Signature acquisition.
•
Operating income: Increased due to improved mix and lower material and manufacturing costs. The 2024 comparison period also includes $6.5 million of Signature acquisition and integration costs, including acquisition-related inventory step up.

First Quarter 2025 Segment Results

(Dollar amounts in the segment tables below are reported in millions)

Material Handling

	Net Sales	Op Income	Op Income Margin		Adj EBITDA	Adj EBITDA Margin
Q1 2025 Results	$157.7	$27.4	17.4%		$36.3	23.0%
Q1 2024 Results	$152.2	$22.3	14.6%		$32.5	21.4%
$ Increase (decrease) vs prior year	$5.4	$5.1			$3.8
% Increase (decrease) vs prior year	3.6%	23.0%	+280	bps	11.7%	+160	bps

Items in this table may not recalculate due to rounding

•
Operating income and Adjusted EBITDA: Increase driven by sales in Infrastructure and Industrial, particularly military applications, end markets, favorable raw material cost and lower manufacturing costs; partially offset by lower pricing.

Distribution

	Net Sales	Op Income	Op Income Margin		Adj EBITDA	Adj EBITDA Margin
Q1 2025 Results	$49.2	($1.2)	-2.4%		$0.5	0.9%
Q1 2024 Results	$54.9	$0.6	1.1%		$1.4	2.5%
$ Increase (decrease) vs prior year	($5.6)	($1.8)			($0.9)
% Increase (decrease) vs prior year	(10.3)%	NM	-350	bps	(67.1)%	-160	bps

Items in this table may not recalculate due to rounding

•
Operating income and Adjusted EBITDA: Lower pricing and volume, partially offset by favorable SG&A.

Balance Sheet & Cash Flow

•
Total liquidity of $267.0 million, including $231.7 million of availability under the revolving credit facility and cash on hand was $35.3 million.
•
Total debt was $391.8 million at quarter end with a net leverage ratio of 2.8x.
•
Cash flow provided by operations was $10.1 million, free cash flow was $2.0 million, and capital expenditures were $8.1 million.
•
Repurchased $1 million of shares in the first quarter; expect to make additional opportunistic repurchases under the 2025 Share Repurchase Program.

2025 End Market Outlook

The following table presents our current 2025 outlook for each of our end markets. Our 2025 end market outlook is unchanged from the outlook we provided on March 6, 2025, unless otherwise noted.

End Markets (TTM Sales as of March 31, 2025)	2025 Outlook
Industrial (30% of sales) Akro-Mils®, Buckhorn® & Jamco® containers, organizational bins, totes, carts and cabinets; Scepter® military ammunition containers; OEM parts for general industrial equipment	Moderate growth
Infrastructure (13% of sales) Signature Systems™ ground protection matting for construction, industrial sites, and event venues	Strong growth
Vehicle (13% of sales) RV, marine, and automotive components	Down (was “Stable to down”)
Consumer (11% of sales) Scepter® fuel cans; outdoor furniture and equipment	Stable, affected by hurricane responses
Food & Beverage (8% of sales) Buckhorn® seed boxes, intermediate bulk containers, and Tuff Series bulk containers for agricultural and chemical customers	Stable
Automotive Aftermarket Distribution (25% of sales) Distribution sales to tire service aftermarket	Slightly down

Myers products are largely produced domestically. In 2025, we expect more than 90% of revenue from the Material Handling segment to be manufactured from our fifteen manufacturing sites within the U.S. We consistently monitor the effect of end-market dynamics, including price and volume; however, we expect minimal direct impact from current tariffs.

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Thursday, May 1, 2025, at 8:30 a.m. ET. The call is anticipated to last less than one hour and may be accessed using the following online participation registration link: https://www.netroadshow.com/events/login?show=ddf14a59&confId=80083. Upon registering, each participant will be provided with call details and a registrant ID. Reminders will also be sent to registered participants via email. Alternatively, the conference call will be available via a live webcast. To access the live webcast or a replay, visit the Company's website www.myersindustries.com and click on the Investor Relations tab. An archived replay of the call will also be available on the site shortly after the event. To listen to the telephone replay, callers should dial: (U.S. Local) 1-929-458-6194 or (U.S. Toll-Free) 1-866-813-9403 and use access code 714936.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Adjusted gross profit, adjusted gross margin, adjusted operating income (loss), adjusted operating income margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA margin, adjusted net income, adjusted earnings per diluted share (adjusted EPS), and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries Inc., based in Akron, Ohio, is a leading manufacturer of sustainable plastic and metal products that protect the world from the ground up for consumer, vehicle, food & beverage, industrial, infrastructure, and automotive aftermarket end markets. Myers Industries has a rich history that is built on strong brands and innovative products. Through years of continuous product development and strategic acquisitions, we have established ourselves as a leading diversified industrial company. We provide critical solutions to our customers, delivering exceptional value. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release include “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including information regarding the Company’s financial outlook, future plans, objectives, business prospects and anticipated financial performance. Forward-looking statements can be identified by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” or variations of these words, or similar expressions. These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, these statements inherently involve a wide range of inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. The Company’s actual actions, results, and financial condition may differ materially from what is expressed or implied by the forward-looking statements.

Specific factors that could cause such a difference on our business, financial position, results of operations and/or liquidity include, without limitation, raw material availability, increases in raw material costs, or other production costs; risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world, including the impacts of U.S. and foreign tariff policies; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; unforeseen events, including natural disasters, unusual or severe weather events and patterns, public health crises, geopolitical crises, and other catastrophic events; and other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including without limitation, the risk factors disclosed in Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Given these factors, as well as other variables that may affect our operating results, readers should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, nor use historical trends to anticipate results or trends in future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company expressly disclaims any obligation or intention to provide updates to the forward-looking statements and the estimates and assumptions associated with them.

Contact: Meghan Beringer, Senior Director Investor Relations, 252-536-5651

M-INV

Source: Myers Industries, Inc.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	Quarter Ended
	March 31, 2025	March 31, 2024
Net sales	$206,750	$207,102
Cost of sales	137,672	142,833
Gross profit	69,078	64,269
Selling, general and administrative expenses	44,755	47,113
Depreciation and amortization	4,458	3,921
Freight out	2,812	2,423
(Gain) loss on disposal of fixed assets	403	(67)
Operating income (loss)	16,650	10,879
Interest expense, net	7,386	6,079
Income (loss) before income taxes	9,264	4,800
Income tax expense (benefit)	2,459	1,297
Net income (loss)	$6,805	$3,503
Net income (loss) per common share:
Basic	$0.18	$0.09
Diluted	$0.18	$0.09
Weighted average common shares outstanding:
Basic	37,298,967	36,908,169
Diluted	37,414,010	37,123,019

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	March 31, 2025	December 31, 2024
Assets
Current Assets
Cash	$35,302	$32,222
Trade accounts receivable, net	131,574	109,372
Other accounts receivable, net	10,936	12,654
Inventories, net	103,785	97,001
Other current assets	7,543	8,058
Total Current Assets	289,140	259,307
Property, plant, & equipment, net	135,993	137,564
Right of use asset - operating leases	29,413	30,561
Goodwill and intangible assets, net	418,076	421,853
Deferred income taxes	205	205
Other assets	11,015	11,325
Total Assets	$883,842	$860,815
Liabilities & Shareholders' Equity
Current Liabilities
Accounts payable	$84,890	$71,049
Accrued expenses	50,697	49,196
Operating lease liability - short-term	6,717	6,597
Finance lease liability - short-term	627	621
Long-term debt - current portion	19,649	19,649
Total Current Liabilities	162,580	147,112
Long-term debt	363,733	355,310
Operating lease liability - long-term	22,527	23,700
Finance lease liability - long-term	7,834	7,994
Other liabilities	16,942	15,303
Deferred income taxes	32,803	33,884
Total Shareholders' Equity	277,423	277,512
Total Liabilities & Shareholders' Equity	$883,842	$860,815

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Quarter Ended March 31,
	2025	2024
Cash Flows From Operating Activities
Net income (loss)	$6,805	$3,503
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities
Depreciation and amortization	9,895	8,497
Amortization of deferred financing costs	540	231
Amortization of acquisition-related inventory step-up	—	3,115
Non-cash stock-based compensation expense	1,101	682
(Gain) loss on disposal of fixed assets	403	(67)
Other	(759)	(6)
Cash flows provided by (used for) working capital
Accounts receivable - trade and other, net	(20,557)	7,964
Inventories	(6,769)	186
Prepaid expenses and other current assets	515	885
Accounts payable and accrued expenses	18,957	(4,720)
Net cash provided by (used for) operating activities	10,131	20,270
Cash Flows From Investing Activities
Capital expenditures	(8,083)	(5,707)
Acquisition of business, net of cash acquired	—	(348,890)
Proceeds from sale of property, plant, and equipment	76	75
Net cash provided by (used for) investing activities	(8,007)	(354,522)
Cash Flows From Financing Activities
Net borrowings (repayments) from revolving credit facility	13,000	(11,000)
Proceeds from Term Loan A	—	400,000
Repayments of Term Loan A	(5,000)	—
Repayments of senior unsecured notes	—	(38,000)
Payments on finance lease	(154)	(143)
Cash dividends paid	(5,317)	(5,345)
Proceeds from issuance of common stock	295	2,408
Shares withheld for employee taxes on equity awards	(828)	(1,874)
Repurchase of common stock	(1,008)	—
Deferred financing fees	—	(9,172)
Net cash provided by (used for) financing activities	988	336,874
Foreign exchange rate effect on cash	(32)	(182)
Net increase (decrease) in cash	3,080	2,440
Beginning Cash	32,222	30,290
Ending Cash	$35,302	$32,730

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Quarter Ended March 31, 2025
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$157,672	$49,246	$206,918	$(168)	$206,750
Net income					6,805
Net income margin					3.3%

Gross profit					69,078
Add: Restructuring expenses and other adjustments					108
Adjusted gross profit					69,186
Gross margin as adjusted					33.5%

Operating income (loss)	27,381	(1,181)	26,200	(9,550)	16,650
Operating income margin	17.4%	-2.4%	12.7%	n/a	8.1%
Add: Restructuring expenses and other adjustments	108	811	919	1,109	2,028
Adjusted operating income (loss)(1)	27,489	(370)	27,119	(8,441)	18,678
Adjusted operating income margin	17.4%	-0.8%	13.1%	n/a	9.0%
Add: Depreciation and amortization	8,846	824	9,670	225	9,895
Adjusted EBITDA	$36,335	$454	$36,789	$(8,216)	$28,573
Adjusted EBITDA margin	23.0%	0.9%	17.8%	n/a	13.8%

(1) Includes gross profit adjustments of $108 and SG&A adjustments of $1,920

	Quarter Ended March 31, 2024
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$152,225	$54,894	$207,119	$(17)	$207,102
Net income					3,503
Net income margin					1.7%

Gross profit					64,269
Add: Restructuring expenses and other adjustments					241
Add: Acquisition-related inventory step-up					3,115
Adjusted gross profit					67,625
Gross margin as adjusted					32.7%

Operating income (loss)	22,256	605	22,861	(11,982)	10,879
Operating income margin	14.6%	1.1%	11.0%	n/a	5.3%
Add: Restructuring expenses and other adjustments	241	—	241	—	241
Add: Acquisition and integration costs	98	—	98	3,312	3,410
Add: Acquisition-related inventory step-up	3,115	—	3,115	—	3,115
Less: Insurance recovery of legal fees	(702)	—	(702)	—	(702)
Less: Environmental reserves, net(2)	—	—	—	(300)	(300)
Adjusted operating income (loss)(1)	25,008	605	25,613	(8,970)	16,643
Adjusted operating income margin	16.4%	1.1%	12.4%	n/a	8.0%
Add: Depreciation and amortization	7,525	773	8,298	199	8,497
Adjusted EBITDA	$32,533	$1,378	$33,911	$(8,771)	$25,140
Adjusted EBITDA margin	21.4%	2.5%	16.4%	n/a	12.1%

(1) Includes gross profit adjustments of $3,356 and SG&A adjustments of $2,408
(2) Includes environmental charges of $0 net of probable insurance recoveries of $300

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED OPERATING INCOME, ADJUSTED EBITDA AND FREE CASH FLOW (UNAUDITED)

(Dollars in thousands)

	Quarter Ended March 31,
	2025	2024
Adjusted operating income (loss) reconciliation:
Operating income (loss)	$16,650	$10,879
Restructuring expenses and other adjustments	2,028	241
Acquisition and integration costs	—	3,410
Acquisition-related inventory step-up	—	3,115
Insurance recovery of legal fees	—	(702)
Environmental reserves, net	—	(300)
Adjusted operating income (loss)	$18,678	$16,643

Adjusted EBITDA reconciliation:
Net income (loss)	$6,805	$3,503
Income tax expense (benefit)	2,459	1,297
Interest expense, net	7,386	6,079
Operating income (loss)	16,650	10,879
Depreciation and amortization	9,895	8,497
Restructuring expenses and other adjustments	2,028	241
Acquisition and integration costs	—	3,410
Acquisition-related inventory step-up	—	3,115
Insurance recovery of legal fees	—	(702)
Environmental reserves, net	—	(300)
Adjusted EBITDA	$28,573	$25,140

Free cash flow reconciliation:
Net cash provided by (used for) operating activities	$10,131	$20,270
Capital expenditures	(8,083)	(5,707)
Free cash flow	$2,048	$14,563

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER DILUTED SHARE (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended March 31,
	2025	2024
Adjusted net income (loss) reconciliation:
Net income (loss)	$6,805	$3,503
Income tax expense (benefit)	2,459	1,297
Income (loss) before income taxes	9,264	4,800
Restructuring expenses and other adjustments	2,028	241
Acquisition and integration costs	—	3,410
Acquisition-related inventory step-up	—	3,115
Insurance recovery of legal fees	—	(702)
Environmental reserves, net	—	(300)
Adjusted income (loss) before income taxes	11,292	10,564
Income tax expense, as adjusted (1)	(2,936)	(2,641)
Adjusted net income (loss)	$8,356	$7,923

Adjusted earnings per diluted share reconciliation:
Net income (loss) per common diluted share	$0.18	$0.09
Restructuring expenses and other adjustments	0.05	0.01
Acquisition and integration costs	—	0.09
Acquisition-related inventory step-up	—	0.08
Insurance recovery of legal fees	—	(0.02)
Environmental reserves, net	—	(0.01)
Adjusted effective income tax rate impact	(0.01)	(0.03)
Adjusted earnings per diluted share(2)	$0.22	$0.21

Items in this table may not recalculate due to rounding
(1) Income taxes are calculated using the normalized effective tax rate for each year. The rate used in 2025 is 26% and in 2024 is 25%.
(2) Adjusted earnings per diluted share is calculated using the weighted average common shares outstanding for the respective period.

MYERS INDUSTRIES, INC.

FIVE QUARTER COMPARATIVE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

(UNAUDITED)

	Quarter Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Net sales	$206,750	$203,876	$205,067	$220,236	$207,102
Cost of sales	137,672	137,987	139,937	144,719	142,833
Gross profit	69,078	65,889	65,130	75,517	64,269
Selling, general and administrative expenses	44,755	44,281	38,486	44,148	47,113
Depreciation and amortization	4,458	4,462	4,868	4,826	3,921
Freight out	2,812	2,561	4,332	2,687	2,423
(Gain) loss on disposal of fixed assets	403	(52)	192	128	(67)
Impairment charges	—	—	22,016	—	—
Operating income (loss)	16,650	14,637	(4,764)	23,728	10,879
Interest expense, net	7,386	7,761	8,091	9,006	6,079
Income (loss) before income taxes	9,264	6,876	(12,855)	14,722	4,800
Income tax expense (benefit)	2,459	2,579	(1,977)	4,443	1,297
Net income (loss)	$6,805	$4,297	$(10,878)	$10,279	$3,503
Net income (loss) per common share:
Basic	$0.18	$0.12	$(0.29)	$0.28	$0.09
Diluted	$0.18	$0.11	$(0.29)	$0.28	$0.09
Weighted average common shares outstanding:
Basic	37,298,967	37,255,837	37,220,456	37,179,658	36,908,169
Diluted	37,414,010	37,444,040	37,220,456	37,312,394	37,123,019